UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
April 9, 2010

Georgia International Mining Corp.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52482	20-2308107
(Commission File Number)	(IRS Employer Identification No.)

2601 E. Turquoise Drive, Phoenix, AZ 85028
(Address of Principal Executive Offices)      (Zip Code)

602-206-3582
(Registrant's Telephone Number, Including Area Code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Reverse Share Split and Change in Fiscal Year.

Effective April 9, 2010, the Company amended it articles with the Secretary of State Nevada to reflect the following:

1.	an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 70,000,000 shares to 200,000,000 shares, par value of $0.001 per share;

2.
an amendment to our Articles of Incorporation to establish preferred shares with authorized capital of 50,000,000 shares, par value $0.001 per share (the "Preferred Shares"), for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Share; and

3.	an amendment to our Articles of Incorporation to change our name from Georgia International Mining Corp., to Jinhao Motor Company.

Our Board of Directors also approved a consolidation of our current issued and outstanding common shares on a 0.590 new share for 1 old share.  There will be no change to the authorized shares of our common stock as a result of any reverse stock split and any fractional shares will be rounded up

Shareholder approval for these amendments was obtained by written consent of one shareholder owning 4,200,000 shares of our common stock, which represented 50.8% of our issued and outstanding common shares on March 3, 2010.

Concurrently with filing the Certificate of Amendment with the Nevada Secretary of State we notified the Financial Industry Regulatory Authority ("FINRA") of the proposed name change and the reverse split of our common stock and will work with FINRA to obtain a new trading symbol for our common stock.  These changes will not be effective on the OTC Bulletin Board, or any other trading market, until they are processed by FINRA.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No.	Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010

By: /s/ Ed Forister
Name:   Ed Forister
Title:  President, CEO, CFO